Exhibit 5

                             RICHARDSON & PATEL LLP
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154


                                February 12, 2004


Composite Technology Corporation
2026 McGaw Avenue
Irvine, California 92614

         Re:      Registration of Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Composite Technology Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 28,061,734 shares of the Company's common stock, par value $0.001 (the "Shares"), 16,304,270 of which have been issued to certain selling shareholders and the remainder of which may be issued to certain selling shareholders upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Company's Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

         Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon exercise of the warrants, will be
legally  issued,   fully  paid,  and  nonassessable.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Experts" in the registration statement.


                                        Very truly yours,

                                        RICHARDSON & PATEL LLP

                                        By: /s/ Nimish Patel, Esq.
                                            ------------------------------
                                                Nimish Patel, Esq.